UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 30 2001

                                 1st GENX, INC.
                              (Name of Registrant)

  Nevada                         0-27715              86-0871081
(State or other jurisdiction   (Commission           (IRS Employer
 of incorporation)             File Number)       Identification No.)


                 565 Bernard Ave, Suite 101, Kelowna, BC V1Y8R4
                    (Address of principle executive offices)

Registrants telephone number, including area code     (250) 860-9551


                               1st GENX.COM, INC.

          (Former name or former address, if changed since last report)


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

         Yes      [  X  ]                            No     [     ]

The Company had 37,960,817 shares of common stock outstanding at December 31, 2000.

Transitional Small Business Disclosure Format (check one):


         Yes      [  X ]                             No     [     ]





Item 1.  Changes in Control of Registrant

         No events to report.

Item 2.  Acquisition or Disposition of Assets

         No events to report.

Item 3.  Bankruptcy or Receivership

         No event to report.

Item 4.  Changes in Registrants Certifying Accountant

         No event to report.

Item 5.  Other Matters

     At the Annual Meeting of Shareholders held March 6, 2001 the shareholders approved:

     1. Change the corporate name to: 1st GENX. INC.

     2. Increase the authorized shares of $.001 par value common stock to (200,000,000) two hundred million shares.

Item 6.  Changes in Directors

     At the Annual Meeting held March 6, 2001 the shareholders elected Antal Markus, Allan Serwa, and Paul Holms to directorship until the next annual meeting or until their successors are duly qualified.

Item 7.  Financial Statements

         None.

Exhibits

         Item 5-1 Name Change Amendment
         Item 5-2 Capitalization Amendment
                  Notice of Annual Meeting, Proxy Information and
                  Proxy previously filed

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereinto duly authorized.
                                            1St GENX, Inc.


                                            /S/ Antal Markus
                                            Antal Markus, President






Dated this 10 day of April, 2001.